                                                                   Exhibit 10.11

                                  GUARANTY

                            Dated March 22, 1999

                                    from

                  NORTHPOINT COMMUNICATIONS HOLDINGS, INC.

                                as Guarantor
                                -- ---------

                                 in favor of

                        THE PURCHASERS REFERRED TO IN
               THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN

                       T A B L E   O F   C O N T E N T S

Section                                                                 Page

1.  Guaranty; Limitation of Liability...................................  1

2.  Guaranty Absolute...................................................  2

3.  Waivers and Acknowledgments.........................................  3

4.  Subrogation.........................................................  3

5.  Payments Free and Clear of Taxes, Etc...............................  4

6.  Representations, Warranties and Covenants...........................  6

7.  Amendments, Etc.....................................................  6

8.  Notices, Etc........................................................  7

9.  No Waiver; Remedies.................................................  7

10. Indemnification.....................................................  7

11. Continuing Guaranty; Assignments under the Note Purchase Agreement..  7

12. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc..............  7

                                    GUARANTY


     GUARANTY dated March 22, 1999, made by NorthPoint Communications Holdings, Inc., a Delaware corporation (the "Guarantor"), in favor of the Purchasers (as
                                   ---------
defined in the Note Purchase Agreement referred to below).

                             PRELIMINARY STATEMENT

     The Purchasers are parties to the Note Purchase Agreement dated as of July 10, 1998 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Note Purchase Agreement"; the
                                                 -----------------------
terms defined therein and not otherwise defined herein being used herein as therein defined) with NorthPoint Communications, Inc., a Delaware corporation (the "Company").
      -------

     The Company has consummated a reorganization (the "Reorganization")
                                                        --------------
pursuant to which the Company became a wholly owned subsidiary of the Guarantor. The Reorganization was effected by a merger between the Company and another Delaware corporation formed solely for this purpose, which was a wholly owned subsidiary of the Guarantor, with the Company as the surviving corporation of such merger. As a result of the Reorganization, each of the holders of capital stock of the Company immediately prior to the consummation of the Reorganization became the only holders of capital stock of the Guarantor immediately after the consummation of the Reorganization, each holding the same number of shares of capital stock of the same class of the Guarantor with the same rights, privileges, terms and conditions as shares of capital stock of the Company held by such holders immediately prior to the consummation of the Reorganization.
The Guarantor owns all of the capital stock of the Company and has no other significant assets.

     In order to permit the Reorganization, the Company and the Purchasers each desire to amend the Note Purchase Agreement pursuant to the First Amendment to Note Purchase Agreement dated as of the date hereof ("Amendment No. 1"). It is
                                                      ---------------
a condition to the effectiveness of Amendment No. 1 that the Guarantor shall execute and deliver this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to execute and deliver Amendment No. 1, the Guarantor hereby agrees as follows:

     Section 1.  Guaranty; Limitation of Liability.  (a)  The Guarantor hereby
                 ---------------------------------
unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Company now or hereafter existing under the Note Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including
-----------------------
counsel fees and expenses) incurred by any Purchaser in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company or any other Obligor to the Purchasers under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     (b) The Guarantor hereby confirms that it is its intention that this Guaranty and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state requirements of law covering the protection of creditors' rights or the relief of debtors to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Guarantor hereby irrevocably agrees that the Guaranteed Obligations and all of the other liabilities of the Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all of the other contingent and fixed liabilities of such Guarantor that are relevant under such requirements of law, and after giving effect to any collections from, any rights to receive contributions from, or any payments made by or on behalf of, any of the other Guarantors in respect of any of the Obligations of such Guarantor under its Guaranty, result in the Guaranteed Obligations and all of the other liabilities of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

     (c) The Guarantor hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made under this Guaranty or any other guaranty, such Guarantor will contribute, to the fullest extent permitted by applicable law, such amounts to each of the Purchasers, each of the other Guarantors and each other guarantor as would maximize the aggregate amount paid in respect of its Obligations.

     Section 2.  Guaranty Absolute.  The Guarantor guarantees that the
                 -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Purchaser with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Company or any other Obligor under the Note Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any other Obligor or whether the Company or any other Obligor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

        (a) any lack of validity or enforceability of the Note Documents or any agreement or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Obligor under the Note Documents, or any other amendment or waiver of or any consent to departure from the Note Documents, including, without limitation, any increase in the Guaranteed Obligations resulting from the issue of Rollover Notes or the extension of additional credit to any Obligor or any of its Subsidiaries otherwise;

        (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

        (d) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries; or

        (e) any failure of any Purchaser to disclose to the Company or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Obligor now or in the future known to any Purchaser (the Guarantor waiving any duty on the part of the Purchasers to disclose such information); or

        (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Purchaser that might otherwise constitute a defense available to, or a discharge of, the Company, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Purchaser or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     Section 3.  Waivers and Acknowledgments.  (a)  The Guarantor hereby waives
                 ---------------------------
promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Purchaser protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person.

     (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Reorganization and the financing arrangements provided to the Company under the Note Purchase Agreement and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

     Section 4.  Subrogation.  The Guarantor will not exercise any rights that
                 -----------
it may now or hereafter acquire against the Company or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Note Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Purchaser against the Company or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments of the Purchasers shall have been expired or been terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the maturity date of the Notes or the Rollover Notes, as the case may be, such amount shall be held in trust for the benefit of the Purchasers and shall forthwith be paid to the Purchasers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Note Purchase Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) the Guarantor shall make payment to MS or any Other Purchaser of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and
(iii) the maturity date of the Notes (or Rollover Notes) shall have occurred, MS and the Other Purchasers will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

     Section 5. Payments Free and Clear of Taxes, Etc.  (a)  Any and all
                --------------------------------------
payments made by the Guarantor hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, income taxes and branch profits taxes that are imposed by the United States of America and net income taxes and franchise taxes (whether based on income or capital) that are imposed on such holder of the Notes (or Rollover Notes) by the state or foreign jurisdiction under the laws of which such holder of the Notes (or Rollover Notes) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder, under the Notes (or Rollover Notes) or the Note Documents being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any holder of Notes (or Rollover Notes), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such holder of Notes (or Rollover Notes) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the

Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Guarantor agrees to pay any present or future transfer, stamp, documentary, excise, property or other similar taxes, assessments, charges or levies that arise from any payment made hereunder or under the Notes (or Rollover Notes) or the other Note Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, any Note (or Rollover Note) or any of the other Note Documents, and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated under any of the Collateral Documents or any of the other documents referred to herein or therein (hereinafter referred to as "Other Taxes").

     (c) The Guarantor will indemnify each holder of Notes (or Rollover Notes) for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Purchaser and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Purchaser makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to each holder of Notes (or Rollover Notes), at its address referred to in the Note Purchase Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to such holder, at such address, an opinion of counsel acceptable to MS stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States"
                                                               -------------
and "United States person" shall have the meanings specified in Section 7701 of
     --------------------
the Internal Revenue Code.

     (e) Upon the reasonable request in writing of the Guarantor, each holder of the Notes (or Rollover Notes) organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement, in the case of each original purchaser of the Notes (or Rollover Notes), and on the date on which it becomes a holder of the Notes (or Rollover Notes), in the case of each subsequent holder of the Notes (or Rollover Notes), (but only so long thereafter as such holder of the Notes (or Rollover Notes) remains lawfully able to do so), provide the Guarantor with two original Internal Revenue Service forms 1001 or 4224 or, (in the case of a holder of the Notes (or Rollover Notes) that has certified in writing to the Guarantor that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue
Code), form W-8 (and, if such holder of the Notes (or Rollover Notes) delivers a form W-8, a certificate representing that such holder of the Notes (or Rollover Notes) is not a

"bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such holder of the Notes (or Rollover Notes) is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement, the Notes (or Rollover Notes) held thereby or the other Note Documents or, in the case of a holder of the Notes (or Rollover Notes) that has provided a form W-8, certifying that such holder of the Notes (or Rollover Notes) is a foreign corporation, partnership, estate or trust. If the form provided by a holder of the Notes (or Rollover Notes) pursuant to this subsection (e) at the time such holder of the Notes (or Rollover Notes) first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such holder of the Notes (or Rollover Notes) provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above) that the holder of the Notes (or Rollover Notes) reasonably considers to be confidential, the holder of the Notes (or Rollover Notes) shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a holder of the Notes (or Rollover Notes) has failed to provide the Guarantor with the appropriate form or document described in subsection (e) of this Section 5 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under such subsection (e)), such holder of the Notes (or Rollover Notes) shall not be entitled to additional amounts or indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a holder of the Notes (or Rollover Notes) become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such holder of the Notes (or Rollover Notes) shall reasonably request to assist such holder of the Notes (or Rollover Notes) to recover such Taxes.

     (g) Any holder of the Notes (or Rollover Notes) claiming any additional amounts payable pursuant to this Section 5 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or such change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such holder, be otherwise disadvantageous to such holder.

     (h) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Note Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     Section 6.  Representations, Warranties and Covenants.  The Guarantor
                 -----------------------------------------
represents and warrants that the representations and warranties contained in
Section 5 of the Note Purchase Agreement with respect to the Guarantor are true and accurate. The Guarantor further represents, warrants and covenants as follows:

     6.1.  Organization; Power and Authority.
           ---------------------------------

     The Guarantor and each of its Subsidiaries are Persons duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as foreign corporations or other entities and are in good standing in each other jurisdiction in which the ownership, lease or operation of their property and assets or the conduct of their businesses requires such qualification, other than in any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Guarantor and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease all of the property and assets they purport to own or hold under lease and to conduct the business they conduct and propose to conduct. The Guarantor has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Guaranty and the other Note Documents to which it is or is to be a party, to perform its Obligations hereunder and thereunder and to consummate all of the transactions contemplated hereby and thereby.

     6.2.  Authorization, Enforceability, Etc.
           -----------------------------------

     This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     6.3.         Compliance with Laws, Other Instruments, Etc.
                  ---------------------------------------------

     The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the other transactions contemplated hereby and the consummation of the Reorganization do not (a) contravene the Guarantor's certificate of incorporation or bylaws, (b) violate any Requirement of Law, (c) conflict with or result in the breach of, or constitute a default under, any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting the Guarantor or any of its

Subsidiaries or any of their respective property or assets or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Guarantor or any of its Subsidiaries. Neither the Guarantor nor any of its Subsidiaries is in violation of any of the terms of its certificate of incorporation or bylaws (or similar organizational documents) or any Requirement of Law or in breach of any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.4.  Governmental Authorizations, Etc.
           ---------------------------------

     No Governmental Authorization, and no consent, approval or authorization of, or notice to, or other action by, any Person, is required for the due execution, delivery or performance by the Guarantor of this Guaranty and the consummation of the other transactions contemplated hereby and the consummation of the Reorganization, except for such Governmental Authorizations, and such consents, approvals, authorizations, notices and other actions, as are described on Schedule 6.4 attached hereto, all of which have been obtained or made on or prior to the date of the Reorganization and are in full force and effect.

     6.5.  Existing Indebtedness.
           ---------------------

     The Guarantor has no outstanding Indebtedness other than this Guaranty.

     6.6.  No Significant Subsidiaries.
           ---------------------------

     The Guarantor has no direct Subsidiaries other than the Company. The Guarantor has no significant assets other than the capital stock of the Company.

     6.7.  No Conditions Precedent; No Reliance.
           ------------------------------------

     There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived. The Guarantor has, independently and without reliance upon any Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

     6.8.  Mandatory Redemption of the Notes (or Rollover Notes) by the Company.
           --------------------------------------------------------------------

     Upon receipt by the Guarantor of the Net Cash Proceeds from (a) the issuance or incurrence by the Guarantor of any Indebtedness (including, without limitation, the Refinancing Securities), (b) the sale or issuance by the Guarantor or any of its Subsidiaries (other than the Company and its Subsidiaries) of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein) and (c) any Asset Sale, the Guarantor shall contribute such proceeds to the Company to the extent necessary for the Company to satisfy its obligation to redeem the outstanding Notes (or Rollover Notes) pursuant to Section 7.3 of the Note Purchase Agreement.

     6.9.  Furnishing of Rule 144A Information.
           -----------------------------------

     The Guarantor agrees that, for so long as it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to any holder of the Notes or Rollover Notes or to any prospective purchaser of any Notes or Rollover Notes designated by such holder that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), upon the request of such holder, on or prior to the date such Notes or Rollover Notes are to be sold to such prospective purchaser, the following information (which shall be reasonably current in relation to the date of such sale): (a) copies of such reports and other information the Guarantor would have been required to file with the Securities and Exchange Commission had it been subject to Section 13 or 15(d) of the Exchange Act; (b) quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act and (c) the information required under Rule 144A under the Securities Act.

     Section 7.  Amendments, Etc.  No amendment or waiver of any provision of
                 ----------------
this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by all of the Purchasers, (a) limit the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Purchasers required to take any action hereunder.

     Section 8.  Notices, Etc.  All notices and other communications provided
                 -------------
for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at 222 Sutter Street, San Francisco, CA 94108, Fax No. (415) 403-4004, Attention: Timothy M. Monahan, if to MS or any Other Purchaser, at its address specified in the Note Purchase Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

     Section 9.  No Waiver; Remedies.  No failure on the part of any Purchaser
                 -------------------
to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10.  Indemnification.  Without limitation on any other Obligations
                  ---------------
of the Guarantor or remedies of the Purchasers under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Purchaser from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Purchaser's legal counsel) suffered or incurred by such Purchaser as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     Section 11.  Continuing Guaranty; Assignments under the Note Purchase
                  --------------------------------------------------------
Agreement.  This Guaranty is a continuing guaranty and shall (a) remain in full
---------
force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Purchasers and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Note Purchase Agreement (including, without limitation, all or any portion of the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise.

     Section 12.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)
                  -------------------------------------------------------
This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the Note Purchase Agreement to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or the Note Purchase Agreement to which it is or is to be a party in the courts of any jurisdiction.

     (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the Note Purchase Agreement to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Note Purchase Agreement, the transactions contemplated thereby or the actions of MS or any Other Purchaser in the negotiation, administration, performance or enforcement thereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     NORTHPOINT COMMUNICATIONS HOLDINGS, INC.



                                     By_______________________________________
                                       Name:
                                       Title: